UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MORGAN STANLEY CALIFORNIA TAX-FREE DAILY INCOME TRUST MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS MORGAN STANLEY TAX-FREE DAILY INCOME TRUST MORGAN STANLEY U.S. GOVERNMENT MONEY MARKET TRUST
(Name of Registrant as Specified In Its Charter)

(none)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Good morning, afternoon, evening

My name is              and I am a               at Morgan Stanley.

I’m calling today about your /your company’s investment in   (name of Fund)

Materials were sent to you regarding the upcoming shareholder meeting taking place on February 25th.

I don’t believe that we have yet to receive your vote.

This shareholder meeting is a routine matter, to elect 5 Trustees of the Trusts.

The Board is recommending a vote FOR all nominees.

If you would like to vote now, I can stay on the line with you and transfer you over to our solicitor, Computershare. Someone can take your vote on-line.  This should only take a few moments of your time.

DIAL       1-866-456-7801

Thank you so much for your time.  Your vote is important.